UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

Citizens Independent Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Ohio	333-191004	31-1441050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

188 West Main Street

Logan, Ohio 43138

(740) 385-8561

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 385-8561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 4, 2016, Citizens Independent Bancorp, Inc. (“Bancorp”), the holding company of The Citizens Bank of Logan (the “Bank”), issued a press release announcing that Bancorp has repaid all outstanding corporate debt of Bancorp, in the amount of approximately $6.1 million since the end of the 2014 fiscal year. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99.1	Press release of Citizens Independent Bancorp, Inc., dated November 4, 2016

 Forward-Looking Statements

When used in the exhibit attached to this Current Report on Form 8-K, the words and phrases “could be available,” “future” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Bank’s market area, increases in existing competition or new competition, fluctuations in interest rates, and demand for the Bank’s services and products that could cause actual results to differ materially from the Bank’s and Bancorp’s historical financial performance and earnings and those presently anticipated or projected. Bancorp cautions readers not place undue reliance on any such forward-looking statements, which speak only as of the date made. Bancorp does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS INDEPENDENT BANCORP, INC.

Date: November 4, 2016	By:	/s/ Daniel C. Fischer
Daniel C. Fischer President and Chief Executive Officer